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                                                                 EXHIBIT (10)(c)



                       CONSENT OF BARRY G. SKOLNICK, ESQ.

     I hereby consent to the reference to my name under the caption "Legal Matters" in the prospectus included in Post-Effective Amendment No. 16 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through ML of New York Variable Annuity Separate Account A and included in the prospectus included in Post-Effective Amendment No. 15 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through ML of New York Variable Annuity Separate Account B of Merrill Lynch Life Insurance Company, File Nos. 33-43654 and 33-45380.



                                          /s/ BARRY G. SKOLNICK
                                 -----------------------------------------
                                              Barry G. Skolnick
                                 Senior Vice President and General Counsel


July 7, 2000